SLM Student Loan Trust 2003-12:
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 09/01/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		08/31/04	Activity	11/30/2004
A	i	Portfolio Balance	$2,337,306,078.64	$(40,709,555.08)	$2,296,596,523.56
	ii	Interest to be Capitalized	8,225,259.17		8,382,578.59

	iii	Total Pool	$2,345,531,337.81		$2,304,979,102.15

	iv	Specified Reserve Account Balance	5,863,828.34		5,762,447.76

	v	Total Adjusted Pool	$2,351,395,166.15		$2,310,741,549.91

B	i	Weighted Average Coupon (WAC)	5.148%		5.138%
	ii	Weighted Average Remaining Term	257.26		256.19
	iii	Number of Loans	131,131		129,242
	iv	Number of Borrowers	83,313		81,930
	v	Aggregate Outstanding Principal Balance - T-Bill	$460,405,208.58		$447,194,812.60
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,885,126,129.23		$1,857,784,289.55

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 09/15/04	Balance 12/15/04
C	i	A-1 Notes	78442GJZ0	0.010%	1.00000	$68,001,566.15	$27,347,949.91
	ii	A-2 Notes	78442GKA3	0.050%	1.00000	$315,000,000.00	$315,000,000.00
	iii	A-3 Notes	78442GKB1	0.120%	1.00000	$338,000,000.00	$338,000,000.00
	iv	A-4 Notes	78442GKC9	0.190%	1.00000	$385,000,000.00	$385,000,000.00
	v	A-5 Notes	78442GKE5	0.280%	1.00000	$500,000,000.00	$500,000,000.00
	vi	A-6* Notes	XS0180948274	5.450%	1.68840	£396,500,000.00	£396,500,000.00
	x	B Notes	78442GKD7	0.590%	1.00000	$75,943,000.00	$75,943,000.00

	Reserve Account		09/15/04	12/15/04
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$5,863,828.34	$5,762,447.76
	iv	Reserve Account Floor Balance ($)	$3,759,518.00	$3,759,518.00
	v	Current Reserve Acct Balance ($)	$5,863,828.34	$5,762,447.76

	Other Accounts		09/15/04	12/15/04
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$21,250,000.00	$21,250,000.00
	iii	Principal Accumulation Account (A-6)	$—	$—
	iv	Supplemental Interest Account (A-6)	$—	$—
	v	Investment Reserve Account	$—	$—
	vi	Investment Premium Purchase Account	$—	$—
	vii	Foreign Currency Account (Pounds Sterling)	£—	£—

	Asset/Liability		09/15/04	12/15/2004
F	i	Total Adjusted Pool	$2,351,395,166.15	$2,310,741,549.91
	ii	Total $ equivalent Notes	$2,351,395,166.15	$2,310,741,549.91
	iii	Difference	$—	$—
	iv	Parity Ratio	1.00000	1.00000

*	A-6 Notes are denominated in Pounds Sterling

II. 2003-12 Transactions from: 09/01/04 through: 11/30/04

A	Student Loan Principal Activity
	i	Regular Principal Collections	$40,312,170.70
	ii	Principal Collections from Guarantor	8,311,068.99
	iii	Principal Reimbursements	1,101,189.17
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$49,724,428.86

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$109,298.42
	ii	Capitalized Interest	(9,124,172.20)

	iii	Total Non-Cash Principal Activity	$(9,014,873.78)

C	Total Student Loan Principal Activity		$40,709,555.08

D	Student Loan Interest Activity
	i	Regular Interest Collections	$18,148,512.28
	ii	Interest Claims Received from Guarantors	467,569.46
	iii	Collection Fees/Returned Items	12,215.65
	iv	Late Fee Reimbursements	259,304.08
	v	Interest Reimbursements	14,571.04
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,527,212.50
	viii	Subsidy Payments	1,449,602.64

	ix	Total Interest Collections	$21,878,987.65

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,775.52
	ii	Capitalized Interest	9,124,172.20

	iii	Total Non-Cash Interest Adjustments	$9,125,947.72

F	Total Student Loan Interest Activity		$31,004,935.37

G	Non-Reimbursable Losses During Collection Period		$110,647.11
H	Cumulative Non-Reimbursable Losses to Date		$186,886.79

III. 2003-12 Collection Account Activity 09/01/04 through 11/30/04

A	Principal Collections
	i	Principal Payments Received	$31,169,628.46
	ii	Consolidation Principal Payments	17,453,611.23
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(18.89)
	vi	Re-purchased Principal	1,101,208.06

	vii	Total Principal Collections	$49,724,428.86

B	Interest Collections
	i	Interest Payments Received	$21,458,086.50
	ii	Consolidation Interest Payments	134,810.38
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	2,804.64
	vi	Re-purchased Interest	11,766.40
	vii	Collection Fees/Return Items	12,215.65
	viii	Late Fees	259,304.08

	ix	Total Interest Collections	$21,878,987.65

C	Other Reimbursements		$403,037.02

D	Reserves In Excess of the Requirement		$101,380.58

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$288,235.43

M	Funds Released from Capitalized Interest Account		$—

N	TOTAL AVAILABLE FUNDS		$72,396,069.54

O	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,943,095.36)
		Consolidation Loan Rebate Fees	$(6,000,631.67)

P	NET AVAILABLE FUNDS		$64,452,342.51

Q	Servicing Fees Due for Current Period		$963,325.42

R	Carryover Servicing Fees Due		$—

S	Administration Fees Due		$25,000.00

T	Total Fees Due for Period		$988,325.42

IV. 2003-12 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	5.027%	5.023%	96,373	91,391	73.494%	70.713%	$1,606,759,890.26	$1,509,099,497.20	68.744%	65.710%
31-60 Days Delinquent	6.038%	5.996%	2,968	3,397	2.263%	2.628%	$55,709,544.81	$62,113,687.88	2.383%	2.705%
61-90 Days Delinquent	6.083%	5.654%	2,043	2,685	1.558%	2.077%	$37,257,053.14	$49,405,548.69	1.594%	2.151%
91-120 Days Delinquent	6.133%	6.371%	919	817	0.701%	0.632%	$16,807,031.48	$14,117,524.28	0.719%	0.615%
> 120 Days Delinquent	6.634%	6.568%	1,574	1,930	1.200%	1.493%	$30,955,977.46	$38,089,957.23	1.324%	1.659%

Deferment
Current	4.999%	4.990%	12,802	13,150	9.763%	10.175%	$260,280,919.98	$258,274,071.63	11.136%	11.246%

Forbearance
Current	5.403%	5.289%	14,104	15,687	10.756%	12.138%	$323,205,745.32	$361,912,880.33	13.828%	15.759%

TOTAL REPAYMENT	5.146%	5.135%	130,783	129,057	99.735%	99.857%	$2,330,976,162.45	$2,293,013,167.24	99.729%	99.844%
Claims in Process (1)	5.990%	6.946%	348	185	0.265%	0.143%	$6,329,916.19	$3,583,356.32	0.271%	0.156%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.148%	5.138%	131,131	129,242	100.000%	100.000%	$2,337,306,078.64	$2,296,596,523.56	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2003-12 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$27,906,273.63

B	Interest Subsidy Payments Accrued During Collection Period			1,349,822.49

C	SAP Payments Accrued During Collection Period			2,618,737.48

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			288,235.43

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Consolidation Loan Rebate Fees			(6,000,631.67)

G	Net Expected Interest Collections			$26,162,437.36

H	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$370,000,000.00

	ii	Libor		1.88000%
	iii	Cap %		5.00000%

	iv	Excess Over Cap ( ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-6 Swap Calc

		i	Notional Swap Amount (USD)	$669,450,600
		ii	Notional Swap Amount (Pounds Sterling)	£396,500,000

		SLM Student Loan Trust Pays:
		iia	3 Month Libor	1.88000%
		iib	Spread	0.2378%

		iic	Pay Rate	2.11780%

		iii	Gross Swap Payment Due Counterparty	$3,583,788.49
		iv	Days in Period 09/15/04 12/15/04	91

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	5.45000%
		vi	Gross Swap Receipt Due Paying Agent	£—
		vii	Days in Period 09/15/04 09/15/05	365

VI. 2003-12 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.004777500	9/15/2004—12/15/2004	1.89000%	LIBOR
B	Class A-2 Interest Rate	0.004878611	9/15/2004—12/15/2004	1.93000%	LIBOR
C	Class A-3 Interest Rate	0.005055556	9/15/2004—12/15/2004	2.00000%	LIBOR
D	Class A-4 Interest Rate	0.005232500	9/15/2004—12/15/2004	2.07000%	LIBOR
E	Class A-5 Interest Rate	0.005460000	9/15/2004—12/15/2004	2.16000%	LIBOR
F	Class A-6 Interest Rate*	0.000000000	9/15/2004—9/15/2005	5.45000%	Fixed
J	Class B Interest Rate	0.006243611	9/15/2004—12/15/2004	2.47000%	LIBOR

*Fixed rate Pounds Sterling to be paid to noteholders annually

VII. 2003-12 Inputs From Original Data 08/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,337,306,078.64
	ii	Interest To Be Capitalized	8,225,259.17

	iii	Total Pool	$2,345,531,337.81
	iv	Specified Reserve Account Balance	5,863,828.34

	v	Total Adjusted Pool	$2,351,395,166.15

B	Total Note and Certificate Factor		0.92889354155
C	Total Note Balance		$2,351,395,166.15

D	Note Balance 09/15/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.2741998635	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$68,001,566.15	$315,000,000.00	$338,000,000.00	$385,000,000.00	$500,000,000.00	£396,500,000.00	$75,943,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00

H	Reserve Account Balance		$5,863,828.34
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-12 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-12 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-P )		$64,452,342.51	$64,452,342.51

B	Primary Servicing Fees-Current Month		$963,325.42	$63,489,017.09

C	Administration Fee		$25,000.00	$63,464,017.09

D	Aggregate Quarterly Funding Amount		$0.00	$63,464,017.09

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$324,877.48	$63,139,139.61
	ii	Class A-2	$1,536,762.50	$61,602,377.11
	iii	Class A-3	$1,708,777.78	$59,893,599.33
	iv	Class A-4	$2,014,512.50	$57,879,086.83
	v	Class A-5	$2,730,000.00	$55,149,086.83
	vi	Class A-6 USD payment to the swap counterparty*	$3,583,788.49	$51,565,298.34

		Total	$11,898,718.75

F	Class B Noteholders’ Interest Distribution Amount		$474,158.56	$51,091,139.78

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$40,653,616.24	$10,437,523.54
	ii	Class A-2	$0.00	$10,437,523.54
	iii	Class A-3	$0.00	$10,437,523.54
	iv	Class A-4	$0.00	$10,437,523.54
	v	Class A-5	$0.00	$10,437,523.54
	vi	Class A-6 USD payment to the swap counterparty**	$0.00	$10,437,523.54

		Total	$40,653,616.24

H	Supplemental Interest Account Deposit		$0.00	$10,437,523.54

I	Investment Reserve Account Required Amount		$0.00	$10,437,523.54

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$10,437,523.54

K	Increase to the Specified Reserve Account Balance		$0.00	$10,437,523.54

L	Investment Premium Purchase Account Deposit		$0.00	$10,437,523.54

M	Carryover Servicing Fees		$0.00	$10,437,523.54

N	Remaining Swap Termination Fees		$0.00	$10,437,523.54

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$10,437,523.54

	Excess to Excess Distribution Certificate Holder		$10,437,523.54	$0.00

*    Fixed rate Pounds Sterling interest to be paid to noteholders annually
** Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

2003-12 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance		$5,863,828.34
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$5,863,828.34
	iv	Required Reserve Account Balance		$5,762,447.76
	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve — Release to Collection Account		$101,380.58
	vii	End of Period Account Balance		$5,762,447.76

B	Capitalized Interest Account
	i	Beginning of Period Account Balance		$21,250,000.00
	ii	Capitalized Interest Release to the Collection Account		$—
	iii	End of Period Account Balance		$21,250,000.00

E	Remarketing Fee Account			A-6

	i	Next Reset Date		9/16/2013
	ii	Reset Period Target Amount		$—
	iii	Quarterly Required Amount		$—
	iv	Beginning of Period Account Balance (net of investment earnings)		$—
	v	Quarterly Funding Amount		$—
	vi	Reset Period Target Amount Excess		$—

	vii	End of Period Account Balance (net of investment earnings)		$—

C	Accumulation Accounts
	i	Class A-6 Accumulation Account Beginning Balance		$—
	ii	Principal deposits for payment on the next Reset Date		$—
	iii	Principal Payments to the A-6 Noteholders on Reset Date		$—

	iv	Ending A-6 Accumulation Account Balance		$—

D	Supplemental Interest Account

	i	Three Month Libor	Determined: n/a	n/a
	ii	Investment Rate		n/a

	iii	Difference		n/a

	iv	Class A-6 Supplemental Interest Account Beginning Balance		$—
	v	Funds Released into Collection Account		$—
	vi	Number of Days Through Next Reset Date		3197
	vii	Class A-6 Supplemental Interest Account Deposit Amount		n/a

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance		$—
	ii	Required Quarterly Deposit		$—
	iii	Eligible Investments Purchase Premium Paid		$—
	iv	Funds Released into Collection Account		$—

	v	End of Period Account Balance		$—

G	Investment Reserve Account
	i	Balance		$—
	ii	Requirement		$—
	iii	Funds Released into Collection Account		$—
	iv	Have there been any downgrades to any eligible investments?		N

XI. 2003-12 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$324,877.48	$1,536,762.50	$1,708,777.78	$2,014,512.50	$2,730,000.00	£-	$474,158.56
	ii	Quarterly Interest Paid	324,877.48	1,536,762.50	1,708,777.78	2,014,512.50	2,730,000.00	0.00	474,158.56

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£-	$0.00

	vii	Quarterly Principal Due	$40,653,616.24	$—	$—	$—	$—	£-	$—
	viii	Quarterly Principal Paid	40,653,616.24	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£-	$0.00

	x	Total Distribution Amount	$40,978,493.72	$1,536,762.50	$1,708,777.78	$2,014,512.50	$2,730,000.00	£-	$474,158.56

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/15/2004	$2,351,395,166.15
	ii	Adjusted Pool Balance 11/30/2004	2,310,741,549.91

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$40,653,616.24

	iv	Adjusted Pool Balance 8/31/2004	$2,351,395,166.15
	v	Adjusted Pool Balance 11/30/2004	2,310,741,549.91

	vi	Current Principal Due (iv-v)	$40,653,616.24
	vii	Notes Issued in Excess of Adjusted Pool Balance	—

	viii	Principal Distribution Amount (vi + vii)	$40,653,616.24

	ix	Principal Distribution Amount Paid	$40,653,616.24

	x	Principal Shortfall (viii - ix)	$—

F	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GJZ0	$68,001,566.15	$27,347,949.91
		A-1 Note Pool Factor		0.2741998635	0.1102739916

	ii	A-2 Note Balance	78442GKA3	$315,000,000.00	$315,000,000.00
		A-2 Note Pool Factor		1.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GKB1	$338,000,000.00	$338,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GKC9	$385,000,000.00	$385,000,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	v	A-5 Note Balance	78442GKE5	$500,000,000.00	500,000,000.00
		A-5 Note Pool Factor		1.0000000000	1.0000000000

	vi	A-6 Note Balance	XS0180948274	£396,500,000.00	£396,500,000.00
		A-6 Note Pool Factor		1.0000000000	1.0000000000

	vii	B Note Balance	78442GKD7	$75,943,000.00	$75,943,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XII. 2003-12 Historical Pool Information

			09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	10/21/03-02/29/04
Beginning Student Loan Portfolio Balance			$2,337,306,078.64	$2,403,455,454.97	$2,446,642,296.72	$2,501,049,960.77

	Student Loan Principal Activity
	i	Regular Principal Collections	$40,312,170.70	$70,937,243.08	$49,822,290.61	$59,551,886.66
	ii	Principal Collections from Guarantor	8,311,068.99	4,872,116.01	2,551,332.24	2,209,603.96
	iii	Principal Reimbursements	1,101,189.17	477,676.12	322,291.11	4,329,868.47
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$49,724,428.86	$76,287,035.21	$52,695,913.96	$66,091,359.09
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$109,298.42	$144,826.11	$8,162.37	$68,994.33
	ii	Capitalized Interest	(9,124,172.20)	(10,282,484.99)	(9,517,234.58)	(11,752,689.37)

	iii	Total Non-Cash Principal Activity	$(9,014,873.78)	$(10,137,658.88)	$(9,509,072.21)	$(11,683,695.04)

(-)	Total Student Loan Principal Activity		$40,709,555.08	$66,149,376.33	$43,186,841.75	$54,407,664.05

	Student Loan Interest Activity
	i	Regular Interest Collections	$18,148,512.28	$19,201,249.57	$19,436,929.23	$29,943,593.43
	ii	Interest Claims Received from Guarantors	467,569.46	308,644.24	58,656.74	34,417.08
	iii	Collection Fees/Returned Items	12,215.65	8,992.02	8,468.18	3,977.74
	iv	Late Fee Reimbursements	259,304.08	253,761.63	237,862.65	365,484.00
	v	Interest Reimbursements	14,571.04	2,277.70	6,135.90	43,677.98
	vi	Other System Adjustments	—	—	—	—
	vii	Special Allowance Payments	1,527,212.50	645,088.50	509,788.03	234,788.67
	viii	Subsidy Payments	1,449,602.64	1,474,213.07	1,460,453.57	1,171,747.64

	ix	Total Interest Collections	$21,878,987.65	$21,894,226.73	$21,718,294.30	$31,797,686.54
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,775.52	$86.74	$337.89	$(149,985.60)
	ii	Capitalized Interest	9,124,172.20	10,282,484.99	9,517,234.58	11,752,689.37

	iii	Total Non-Cash Interest Adjustments	$9,125,947.72	$10,282,571.73	$9,517,572.47	$11,602,703.77

	Total Student Loan Interest Activity		$31,004,935.37	$32,176,798.46	$31,235,866.77	$43,400,390.31
(=)	Ending Student Loan Portfolio Balance		$2,296,596,523.56	$2,337,306,078.64	$2,403,455,454.97	$2,446,642,296.72
(+)	Interest to be Capitalized		$8,382,578.59	$8,225,259.17	$9,085,797.75	$8,843,789.76
(=)	TOTAL POOL		$2,304,979,102.15	$2,345,531,337.81	$2,412,541,252.72	$2,455,486,086.48

(+)	Reserve Account Balance		$5,762,447.76	$5,863,828.34	$6,031,353.13	$6,138,715.22

(=)	Total Adjusted Pool		$2,310,741,549.91	$2,351,395,166.15	$2,418,572,605.85	$2,461,624,801.70

XIII. 2003-12 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Mar-04	$2,455,486,086	2.47%
Jun-04	$2,412,541,253	3.12%
Sep-04	$2,345,531,338	4.50%
Dec-04	$2,304,979,102	4.38%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.